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                                                                       EXHIBIT 5


                      [LETTERHEAD OF JACKSON & KELLY PLLC]









                                December 21, 1999


Centra Financial Holdings, Inc.
990 Elmer Prince Drive
P. O. Box 656
Morgantown, West Virginia   26507-0656

                   Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares to be issued pursuant to the Agreement and Plan of Merger by and between Centra Financial Holdings, Inc. ("Centra Financial") and Centra Bank, Inc., and to be joined in by CFH Interim Bank, Inc., dated as of October 26, 1999 (the "Merger Agreement")

Ladies and Gentlemen:

          We have acted as counsel to Centra Financial in connection with the registration of 1,200,000 shares of its common stock, par value $1.00 per share, with associated preferred stock purchase rights (the "Common Stock"), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement that is being filed on the date hereof by Centra Financial with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

          In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

          Based on the foregoing, we are of the opinion that, when the shares of Common Stock have been issued upon the terms and conditions set forth in the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.




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Centra Financial Holdings, Inc.
December 21, 1999
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          We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             JACKSON & KELLY PLLC


                                             By:    /s/ Elizabeth Lord
                                                    -------------------------
                                                    Elizabeth Lord, Member